SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  May 22, 1995



               JAMES RIVER CORPORATION OF VIRGINIA
     (Exact name of registrant as specified in its charter)


                            Virginia
         (State or other jurisdiction of incorporation)


            1-7911                           54-0848173
   (Commission File Number)     (IRS Employer Identification Number)


         120 Tredegar Street, Richmond, Virginia  23219
  (Address of principal executive offices, including zip code)


 Registrant's telephone number, including area code:  (804) 644-5411



Item 5.   Other Events.

     On May 22, 1995, James River Corporation of Virginia ("James River" or the "Company") published a press release announcing that the Company had completed the sale of 50% of the chemical recovery and cogeneration facility at its Naheola pulp and paper mill in Pennington, Alabama, to UtilCo Group Inc. ("UtilCo") for $59 million in cash. James River retains ownership of the remaining 50% of this facility. The cogeneration facility was previously jointly owned by James River and CRSS, Inc. of Houston, Texas. In November 1994, James River initiated the exercise of its option to purchase CRSS' 50% interest in the facility. James River and CRSS recently reached a settlement allowing James River to assign the right to purchase CRSS' interest to UtilCo. UtilCo paid $24.3 million to James River for the assignment of the purchase option and $34.7 million to CRSS for its interest in the facility. James River will recognize a deferred gain of $24.3 million on this transaction, resulting in reduced operating expenses of approximately $1.4 million per year.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits:

       99 Press release dated May 22, 1995, published by the registrant -- filed herewith



                           SIGNATURES


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JAMES RIVER CORPORATION OF VIRGINIA



                              By:/s/James R. Hudson, Jr.
                                      James R. Hudson, Jr.
                                      Vice President, Corporate Controller


Date:    May 25, 1995